Exhibit 10(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 23 to the BlackRock Fundamental Growth Protected Fund of BlackRock Principal Protected Trust’s Registration Statement on Form N-1A of our report dated February 22, 2007, except with respect to our opinion on the Consolidated Financial Statements insofar as it relates to the effects of changes in segments discussed in Note 20, for which the date is May 23, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation’s Current Report on Form 8-K.

/s/ PriceWaterhouse Coopers LLP

Charlotte, North Carolina
December 21, 2007